UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

TRIAD HOSPITALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following article appears in the Claremore Regional Hospital Newsletter, dated May 1, 2007:

May 1, 2007

A Message from Dave

I know that many of you are eager to learn more about the impending merger between Triad Hospitals, Inc. and Community Health Systems, Inc. (CHS). I would like to begin by explaining how the transaction took place and its immediate impact on Claremore Regional Hospital.

Following the announcement in February that Triad Hospitals, Inc. was going to become a privately owned company, Triad’s Board of Directors accepted a higher offer from CHS to acquire Triad. This transaction will combine the two companies and is expected to be completed some time during the third quarter of 2007. This acquisition will position CHS as the largest publicly traded hospital company in the nation, taking them from their current 77 hospitals to 131 hospitals.

CHS has experience operating community hospitals similar in size to Claremore Regional. Therefore, I believe that our facility operations, as well as our mission of providing exceptional compassionate care to each individual, will be a good fit for the new company.

We have finalized our approved capital requests for 2007 in anticipation of completing these improvements by fourth quarter 2007. We are moving forward with our growth strategies for this year, so that we can effectively meet the needs of our patients and our community. As an employee of CRH, you are a vital part of our growth strategy and I am very proud to work alongside you as we work together to ensure the success of our current goals for 2007.

As information comes my way regarding CHS, I will be happy to pass it along to you as we move forward during this transition phase. As always, I invite you to call or email me if you have additional questions regarding the Triad/CHS merger.

Important Information

In connection with the proposed merger, Triad has filed a preliminary proxy statement and plans to file with the Securities and Exchange Commission a definitive proxy statement. The proxy statement that Triad plans to file with the Securities and Exchange commission and mail to stockholders will contain information about Triad, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Triad by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Triad, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Triad at www.triadhospitals.com or by directing such request to Triad Hospitals, Inc., 5800 Tennyson Parkway, Plano, Texas 75024, Attention: Investor Relations.

Triad and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Triad’s participants in the solicitation is set forth in Triad’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.